Exhibit 23


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in Registration Statements (Forms S-8 No. 33-18801 and No. 33-55695) of The Marcus Corporation of our report dated July 16, 1999, with respect to the consolidated financial statements of The Marcus Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended May 27, 1999.


                                             ERNST & YOUNG LLP



Milwaukee, Wisconsin
August 23, 1999